Exhibit 4.3

THE ISSUANCE OF THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (FILE NO. 333- 172122).

ELBIT IMAGING LTD.

WARRANT

Issue Date: September 22, 2011

THIS WARRANT has been issued pursuant to the terms of that certain Secured Term Loan Agreement, dated September 21, 2011 (the “Loan Agreement”), by and among Eastgate Property LLC, a Delaware limited liability company (“Eastgate”), as lender, Elbit USA, LLC, a Delaware limited liability company, as borrower, and Elbit Imaging Ltd., an Israeli corporation (the “Company”), as guarantor.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

The Company hereby certifies that, for good and valuable consideration (including the making of the Loan contemplated by the Loan Agreement), the receipt and sufficiency of which are hereby acknowledged, Eastgate, or its registered assigns (the “Holder”), is entitled to purchase from the Company:

(1)           at any time and from time to time during the period commencing on March 31, 2012 and ending on March 31, 2014, up to that number of duly authorized, validly issued, fully paid and nonassessable Ordinary Shares equal to (A) 3.3% of the Ordinary Shares Deemed Outstanding on the Exercise Date (the “Initial Shares”), less (B) the aggregate number of Initial Shares previously issued from time to time as a result of any partial exercise of this Warrant in accordance with Section 3, and

(2)           if the Company has not repaid the Loan (including all interest accrued on the Loan) in full prior to the six-month anniversary of the Issue Date, at any time and from time to time during the period commencing on the six-month anniversary of the Issue Date (but in no event prior to March 31, 2012) and ending on March 31, 2014, up to that number of duly authorized, validly issued, fully paid and nonassessable Ordinary Shares equal to (A) 9.9% of the Ordinary Shares Deemed Outstanding on the Exercise Date, less (B) the aggregate number of Warrant Shares (including Initial Shares) previously issued from time to time as a result of any partial exercise of this Warrant in accordance with Section 3, at a purchase price per share of U.S. $3.00 as adjusted from time to time pursuant to the terms set forth herein (but in no event, less than zero) (the “Exercise Price”), all subject to the terms and conditions set forth below in this Warrant.  For the avoidance of doubt, in no event shall this Warrant be exercisable for Ordinary Shares in excess of (A) 9.9% of the Ordinary Shares Deemed Outstanding on the Exercise Date, less (B) the aggregate number of Warrant Shares (including Initial Shares) previously issued from time to time as a result of any partial exercise of this Warrant in accordance with Section 3.  In addition, notwithstanding anything in this Warrant to the contrary, in no event shall this Warrant be exercisable for more than 19.9% of the Ordinary Shares actually outstanding prior to the issuance of the Warrant.  The number of Warrant Shares withheld pursuant to a cashless exercise under Section 3(b)(ii) shall be deemed to have to been issued to the Holder for purposes of computing the maximum number of Ordinary Shares issuable pursuant to this Warrant.

Notwithstanding the foregoing, this Warrant shall not be exercisable for more Warrant Shares than have been approved for listing by the Tel Aviv Stock Exchange from time to time (the “Approved Warrant Shares”).  As of the date hereof, the Company has requested, and the Tel Aviv Stock Exchange has approved, the listing of 3,000,000 Warrant Shares.  Promptly following the end of each calendar quarter during the term of this Warrant, in the event that the number of Ordinary Shares Deemed Outstanding shall have increased resulting in the aggregate number of Approved Warrant Shares to be less than the number of Warrant Shares otherwise issuable pursuant to this Warrant, the Company shall use commercially reasonable efforts to ensure that the Tel Aviv Stock Exchange approve the listing of additional Warrant Shares to enable this Warrant to be fully exercisable.  The Holder acknowledges that, due to common practice and terminology in Israel, this Warrant may be referred to as multiple warrants, each to purchase one Ordinary Share. For example, a warrant to purchase ten ordinary shares would be referred to as “ten warrants”.  Such terminology is not meant to not alter the rights under this Warrant.

ARTICLE I

1.           Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in Israel are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Ordinary Shares, but excluding Options.

“ESOP” means the Elbit 2006 Employees, Directors and Officers Incentive Plan, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” means any issuance or sale by the Company after the Issue Date of: (a) Ordinary Shares issued upon the exercise of this Warrant; or (b) up to an aggregate of 1,705,917 Ordinary Shares (as such number of shares is equitably adjusted for subsequent share splits, share combinations, share dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company or affiliates thereof in connection with their service as directors of the Company or affiliates thereof, their employment by the Company or affiliates thereof or their retention as consultants by the Company or affiliates thereof, in each case authorized by the Board and issued pursuant to the Company's ESOP (including all such Ordinary Shares and Options outstanding under such plan prior to the Issue Date).

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Israel local time, on a Business Day.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the greater of the volume weighted average of the applicable closing sales prices of the Ordinary Shares on (i) the Tel Aviv Stock Exchange and (ii) the NASDAQ (or any domestic securities exchange on which the Ordinary Shares are then listed), in each case, for the ten (10) Trading Days immediately prior to (but not including) the Exercise Date; (b) if there have been no sales of the Ordinary Shares on any such exchange on any such day, the average of the highest bid price and lowest asked price for the Ordinary Shares on all such exchanges at the end of such day; (c) if on any such day the Ordinary Shares are not listed on the Tel Aviv Stock Exchange or a domestic securities exchange, the closing sales price of the Ordinary Shares as quoted on the OTC Bulletin Board or similar quotation system or association for such day; or (d) if there have been no sales of the Ordinary Shares on the OTC Bulletin Board or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Ordinary Shares quoted on the OTC Bulletin Board or similar quotation system or association at the end of such day; in the cases of clauses (b), (c) and (d), averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Ordinary Shares are listed on the Tel Aviv Stock Exchange or any domestic securities exchange, the term “Business Day” as used in this sentence means Trading Days.  If at any time the Ordinary Shares are not listed on the Tel Aviv Stock Exchange or any domestic securities exchange, the OTC Bulletin Board or similar quotation system or association, the “Fair Market Value” of the Ordinary Shares shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder.  To the extent that the closing sales prices of the Ordinary Shares on the Tel Aviv Stock Exchange are originally denominated in NIS, such prices shall be converted to U.S. dollars using the representative exchange rate between the U.S. dollar and the NIS published by the Bank of Israel for each applicable day in the presented period.

“Holder” has the meaning set forth in the preamble.

“Issue Date” means the date on which the Warrant was issued by the Company.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as such term is defined in Rule 433 under the Securities Act.

“Notice of Exercise” has the meaning set forth in Section 3(a)(i).

“Options” means any warrants or other rights or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

“Ordinary Shares” means the Company’s ordinary shares, par value NIS 1.00 per share.

“Ordinary Shares Deemed Outstanding” means, at any given time, the sum of (without duplication) (a) the number of Ordinary Shares actually issued and outstanding at such time, plus (b) the number of Ordinary Shares issuable upon exercise of the Company’s options actually outstanding at such time, plus (c) the number of Ordinary Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of the Company’s options actually outstanding at such time), in each case, regardless of whether the Company’s options or Convertible Securities are actually exercisable at such time; provided, that Ordinary Shares Deemed Outstanding at any given time shall not include (v) shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries, (w) the Warrant, (x) the Warrant Shares, (y) Convertible Securities representing not more than 1,705,917 Ordinary Shares issuable upon exercise of the Company’s options actually outstanding under the ESOP as of the date hereof and (z) Convertible Securities representing not more than 875,039 Ordinary Shares issuable upon conversion of the Company's Series 1 Convertible Debentures outstanding as of the date hereof.

“NASDAQ” means the NASDAQ Stock Market (including any of its subdivisions such as the NASDAQ Global Select Market) or any successor market thereto.

“Principal Markets” means the Tel Aviv Stock Exchange and NASDAQ.

“Securities Act” means the Securities Act of 1933, as amended.

 “Trading Day” means any day on which the Ordinary Shares are traded on either of the Principal Markets, as the case may be, or, if either of the Principal Markets is not the principal trading market for the Ordinary Shares in Israel or in the United States, then on the principal securities exchange or securities market in Israel or in the United States on which the Ordinary Shares are then traded; provided, that “Trading Day” in relation to any Principal Market shall not include any day on which the Ordinary Shares are scheduled to trade thereon for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., local time for such exchange or market).

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the Ordinary Shares purchasable at any time upon exercise of this Warrant in accordance with the terms of this Warrant.

2.           Term of Warrant.

(a)           Periodic Vesting.  Subject to the terms and conditions hereof (including without limitation the restrictions on exercise contained in paragraphs (1) and (2) above), at any time and from time to time after March 31, 2012 and prior to 5:00 p.m., Israel local time, on March 31, 2014 or, if such day is not a Business Day, on the next Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

(b)           Accelerated Vesting.  Notwithstanding the provisions of paragraph (a) above, at any time this Warrant shall be and become vested and exercisable as to all of the Warrant Shares upon the occurrence of any corporate event or other transaction contemplated by the provisions of Section 4(d).

3.           Exercise of Warrant.

(a)           Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares that may be purchased on the applicable Exercise Date, upon:

(i)           delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant; and

(ii)           payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.

(b)           Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Notice of Exercise, by the following methods:

(i)           by delivery to the Company of a certified or official bank check in United States dollars payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price for such Warrant Shares as specified in the Notice of Exercise;

(ii)           by “cashless” exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y* [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares with respect to which this Warrant is being exercised

A = the Fair Market Value of one Ordinary Share

B = the Exercise Price;

(iii)           by offsetting and/or releasing outstanding debt of the Company or its subsidiaries (including without limitation the Note then outstanding under the Loan Agreement) having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value shall be the principal amount thereof plus accrued and unpaid interest); or

(iv)           any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and, at the request of the Holder, the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.

(c)           Delivery of Ordinary Share Certificates. Upon receipt by the Company of the Notice of Exercise and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The share certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)           Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, at the request of the Holder, the Company shall pay to the Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)           Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to this Warrant and the exercise thereof, the Company hereby represents, covenants and agrees as of the Issue Date, as follows:

(i)           This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)           All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all liens and charges.

(iii)           The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of the Tel Aviv Stock Exchange or any domestic securities exchange upon which the Ordinary Shares or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)           The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding on the issuance or delivery of the Warrant Shares to any Person other than the Holder or on the transfer of all or a portion of this Warrant, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not required to be paid.

(v)           The execution and delivery of this Warrant and the issuance of the Warrant Shares: (1) have been approved by the Company's Board of Directors and have received all of the approvals and consents required under applicable law or governmental regulation or any requirements of the Tel Aviv Stock Exchange; (2) are not, and the issuance of the Warrant Shares upon exercise of the Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Memorandum of Association or Articles of Association or with any Bank Obligation, and (3) do not and will not contravene any applicable law, governmental rule or regulation, judgment or order applicable to the Company.

(vi)           During the one (1) year period immediately prior to the date hereof, the Company has filed all forms, reports, statements and other documents required to be filed by it during such period with the Commission (“SEC Reports”).  As of their respective filing or publication dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the Securities Act applicable to the Company. The SEC Reports did not at the time they were filed or published, respectively, contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of Ordinary Shares, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(g)           Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant or any part thereof.

4.           Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (provided, however, in no event shall the Exercise Price be adjusted to less than zero).

(a)           Adjustment to Exercise Price Upon Issuance of Ordinary Shares.  Except in the case of an event described in any of Section 4(c), Section 4(d), Section 4(e), Section 4(f) or Section 5 (or in the case of Excluded Securities), if the Company shall, at any time or from time to time after the Issue Date, issue or sell, or in accordance with Section 4(b) is deemed to have issued or sold, any Ordinary Shares without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)           the sum of (A) the product obtained by multiplying the Ordinary Shares Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)           the sum of (A) the Ordinary Shares Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of Ordinary Shares issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b)           Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following shall be applicable (except for Excluded Securities):

(i)           Issuance of Options.  If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(b)(v)) for which Ordinary Shares is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of Ordinary Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Ordinary Shares issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4(b)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Ordinary Shares or of Convertible Securities upon exercise of such Options or upon the actual issuance of Ordinary Shares upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)           Issuance of Convertible Securities.  If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(b)(v)) for which Ordinary Shares are issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4(b)(iii), (A) no further adjustment of the Exercise Price shall be made upon the actual issuance of Ordinary Shares upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 4(b).

(iii)           Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4(b)(i)  or Section 4(b)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4(b)(i) or Section 4(b)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4(b)(i) or Section 4(b)(ii) hereof are convertible into or exchangeable for Ordinary Shares, or (D) the maximum number of Ordinary Shares issuable in connection with any Options referred to in Section 4(b)(i) hereof or any Convertible Securities referred to in Section 4(b)(ii) hereof, then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 4) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold.

(iv)           Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 4 to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)           Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4(b), any Ordinary Shares, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Company's Board of Directors and the Holder.

(vi)           Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)           Treasury Shares. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Ordinary Shares for the purpose of this Section 4.

(c)           Adjustment to Exercise Price Upon Dividend, Subdivision or Combination of Ordinary Shares. If the Company shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make any other distribution upon the Ordinary Shares or any other share capital of the Company payable in Ordinary Shares or in Options or Convertible Securities (excluding Purchase Rights), or (ii) subdivide (by any share split, recapitalization or otherwise) its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced.  If the Company at any time combines (by combination, reverse share split or otherwise) its outstanding Ordinary Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.  Any adjustment under this Section 4(c) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(d)           Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the share capital of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(c)), in each case which entitles the holders of Ordinary Shares to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Ordinary Shares, the Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of Ordinary Shares or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any Ordinary Shares, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Ordinary Shares reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction), subject to any applicable limitations under the Israeli Companies Law, 5759-1999, or the NASDAQ Listing Rules). The provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. In the event of any such reorganization, reclassification, consolidation, merger, sale or similar transaction, the Company shall give at least 20 days' notice to the Holder of the proposed date of consummation of such transaction and shall use its commercially reasonable efforts, prior to the consummation thereof, to cause the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, to assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Holder, the obligation to deliver to the Holder such Ordinary Shares, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.  Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(d), (A) the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 immediately prior to the consummation of such transaction instead of giving effect to the provisions contained in this Section 4(d) with respect to this Warrant and (B) if such transaction is a merger, acquisition or similar transaction as a result of which all of the outstanding Ordinary Shares will be owned by one person or group of persons (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), then, without derogating from Section 3(f), this Warrant shall terminate upon the consummation of such transaction (provided, however, that in the case of any such transaction in which the successor or purchasing Person is Mr. Mordechay Zisser or an affiliate (as such term is defined in Rule 405 of the Securities Act), then this Warrant will continue in full force and effect subsequent to the consummation of such transaction).

(e)           Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of SARs or other rights with equity features) occurs, then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(e) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(f)           Dividends and Distributions. Subject to the provisions of Section 4(a), as applicable, if the Company shall, at any time or from time to time after the Issue Date, make or declare, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of Ordinary Shares, Options or Convertible Securities in respect of outstanding Ordinary Shares), cash or other property, then, and in each such event, (1) provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event; or, (2) in the event of a cash dividend, whether payable out of earnings or surplus legally available for dividends or as a dividend in liquidation or partial liquidation or by way of return of capital, the Holder may, under its sole discretion, choose that the Exercise Price shall be reduced by an amount equal to the U.S. dollar amount of the per Ordinary Share dividend distribution.  Notwithstanding the foregoing, (i) in the event of a distribution in kind, if it is not reasonably practicable for the Company to comply with clause (b)(1) above (as determined in good faith by the Board of Directors of the Company), upon notice to the Holder of any such determination 20 days prior to any such distribution in order to permit the Holder the opportunity to exercise the Warrant in its sole discretion, the Exercise Price shall be proportionately reduced by the fair market value of the distribution per Ordinary Share (as determined in good faith by the Board of Directors of the Company) and (ii) in no event shall the Exercise Price be reduced below zero or shall the Company be obliged to pay the Holder an amount per share (in cash or in kind) upon exercise of this Warrant that exceeds the Exercise Price then in effect.

(g)           Certificate as to Adjustment.

(i)           As promptly as reasonably practicable following any adjustment of the kind of Warrant Shares pursuant to the provisions of Section 4(a), but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)           As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the amount of Ordinary Shares, other securities or assets then issuable upon exercise of the Warrant.

(h)           Notices. In the event:

(i)           that the Company shall take a record of the holders of its Ordinary Shares (or other share capital or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(ii)           of any capital reorganization of the Company, any reclassification of the Ordinary Shares, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least twenty (20) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Ordinary Shares (or such other share capital or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Ordinary Shares (or such other share capital or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.  The Holder expressly agrees to maintain in confidence any material nonpublic information received from the Company pursuant to this Section 4(h), and further agrees not to trade in Company securities based upon any such information in violation of applicable law.

5.           Purchase Rights. In addition to any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any Ordinary Shares (excluding any dividend of Ordinary Shares covered by Section 4(c)), Options, Convertible Securities or rights to purchase warrants, securities or other property pro rata to the record holders of Ordinary Shares (the “Purchase Rights”), then , to the extent permitted by applicable securities laws, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights.

6.           Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(e)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

7.           Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(b), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Ordinary Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of Ordinary Shares, reclassification of Ordinary Shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders, provided that any such notice or information published via international wire or furnished to or filed with the U.S. Securities and Exchange Commission shall satisfy this requirement.

8.           Replacement on Loss; Division and Combination.

(a)           Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement and affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)           Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions herein as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9.           Compliance with the Securities Laws.  The Company represents and warrants to the Holder as of the date hereof and agrees with the Holder that:

(a)           Registration Statement.  A registration statement of the Company on Form F-3 (File No. 333- 172122) (the “Registration Statement”), including the Prospectus contained therein (the “Base Prospectus”), has been filed with the Commission pursuant to Rule 415 under the Securities Act.  The Company meets the requirements for use of Form F-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).  The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.  The aggregate market value of the Company’s voting and non-voting common equity held by non-affiliates of the Company was at least $75 million within 60 days prior to the date of filing the Registration Statement or the Company’s most recent Annual Report on Form 20-F, whichever is later.  The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e) and 15(d) of the Exchange Act during the preceding 12 months.

(b)           Offering.  The offering and sale of the Warrant and the Warrant Shares (the “Offering”) is being made pursuant to (i) the Registration Statement, including the Base Prospectus, (ii) if applicable, any Issuer Free Writing Prospectuses that have been filed with the Commission and delivered to Holder (or made available to Holder by the filing by the Company of an electronic version thereof with the Commission) on or prior to the Issue Date, containing certain supplemental information regarding the Warrant and the Warrant Shares, the terms of the Offering and the Company and (iii) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) filed pursuant to Rule 424(b) of the Rules and Regulations containing certain supplemental information regarding the Warrant and terms of the Offering that has been filed with the Commission and delivered to Holder (or made available to Holder by the filing by the Company of an electronic version thereof with the Commission).

(c)           Authorizations.  Except pursuant to the Securities Act and the rules and regulations of the Principal Markets in connection with the purchase of the Warrant by the Holder and the listing of the Warrant Shares on the Principal Markets, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution and delivery of the Warrant by the Company or for offer and sale of the Warrant and the Warrant Shares; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.  The offer and sale of the Warrant and the Warrant Shares comply in all respects with all the provisions of the Israeli Securities Law, 5728-1968.

(d)           No Stop Order.  No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)           Full Disclosure.  At the time the Registration Statement and any amendments thereto became or become effective, and at the Issue Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Issue Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Prospectus contains all required information under the Securities Act with respect to the Warrant and the Warrant Shares and the distribution of the Warrant and the Warrant Shares.

(f)           SEC Compliance.  The Company shall cause its Ordinary Shares to continue to be registered under Sections 12(b) or Section 12(g) of the Exchange Act, to comply in all material respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Exchange Act, the rules and regulations promulgated thereunder, the Securities Act or the Rules and Regulations) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  In addition, the Company shall keep the Registration Statement (or another registration statement covering issuance and resale of the Warrant and the Warrant Shares) continuously effective until the Warrant has been exercised in full by the holder thereof or March 13, 20141.  In addition, the Company shall file such amendments to the Registration Statement (or such other registration statement covering the issuance or resale of Warrant Shares) and such prospectus supplements that may be necessary for the issuance of any Warrant Shares to the purchasers thereof free of any restrictive legends and/or any other limitations on resale of such Warrant Shares by the Purchasers under the Securities Act.

(g)           Resale of Warrant Shares.  Unless in the opinion of counsel to the Company acceptable to Holder, based on a ruling or established policy of the Israeli Securities Authority, all of the Warrant Shares are able to be sold without any regulatory volume limitations or manner of sale requirements on the Tel Aviv Stock Exchange, the Company shall prepare and file, or cause to be prepared and filed, with the Commission a registration statement on Form F-3 (the “Resale Registration Statement”) covering the resale to the public by the Holder of the Warrant Shares issuable under this Warrant.  The Company shall cause the Resale Registration Statement to become effective under the Securities Act by March 31, 3012.  At the time the Resale Registration Statement becomes effective under the Securities Act, the Holder shall be named as a selling securityholder in the Resale Registration Statement and the related Prospectus in such a manner as to permit the Holder to deliver such Prospectus to purchasers of Warrant Shares in accordance with the Securities Act.  The Company shall cause the Resale Registration Statement to remain effective until the earliest to occur of (A) all of the Warrant Shares shall have been sold pursuant thereto, (B) in the opinion of counsel to the Company acceptable to Holder, all of the Warrant Shares are able to be sold without any regulatory volume limitations or manner of sale requirements on the Principal Markets, and (C) expiration of the Warrant.

(h)           Listing of Ordinary Shares.  The Company hereby agrees to use best efforts to maintain the listing or quotation of the Ordinary Shares on the Principal Markets for a period of at least thirty-six (36) months from the Issue Date, the Company shall apply to list or quote all of the Warrant Shares on the Principal Markets and promptly secure the listing of all of the Warrant Shares on the Principal Markets.  The Company will take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on the Principal Markets and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Markets.

(i)           Listing of Warrant Shares.  The Company shall take all action which may be necessary so that no later than April 30, 2012, the Warrant Shares shall be registered for trading on the Principal Markets under applicable law or governmental regulation or any requirements of the Principal Markets.

1 This is the expiration date of the existing F-3.

(j)           Registration Procedures.

(i)           In connection with the filing by the Company of the Resale Registration Statement, the Company shall furnish to the Holder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

(ii)           The Company shall use commercial best efforts to register or qualify the Warrant Shares covered by the Resale Registration Statement under the securities laws of each state of the United States, or to exempt the Warrant Shares from the application of such securities laws; provided, however, that the Company shall not be required in connection with this paragraph (ii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(iii)           If the Company has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is required to be amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Holder and, if requested by the Company, the Holder shall immediately cease making offers or sales of shares under the Resale Registration Statement and return all prospectuses to the Company.  The Company shall promptly provide the Holder with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Holder shall be free to resume making offers and sales under the Resale Registration Statement.

(iv)           The Company shall pay the expenses incurred by it in complying with its obligations under this Section 9, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Holder in connection with sales under the Resale Registration Statement.  The Company shall also pay the fees and expenses of legal counsel retained by or on behalf of the Holder.

(k)           Indemnification; Contribution.

(i)           To the extent permitted by law, the Company will indemnify the Holder whose shares are included in the Applicable Registration Statement, each of its officers, directors, members and partners, and each person controlling the Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each director and controlling person of the Company and each officer of the Company who signed the registration statement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Company, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, Issuer Free Writing Prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act, or any other applicable securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers, directors, members and partners, and each person controlling the Holder, each such director, controlling person and officer, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, Issuer Free Writing Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter and stated to be specifically for use therein.

(ii)           If the indemnification provided for in this Section 9(g) shall for any reason be unenforceable by the Holder, although otherwise available in accordance with its terms, then the Company shall, in lieu of indemnifying the Holder, contribute to the amount paid or payable by the Holder as a result of the losses, claims, damages, liabilities or expenses with respect to which the Holder has claimed indemnification, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and the Holder, on the other hand, from their sale of Warrant Shares as well as (ii) the relative fault of the Holder on the one hand and the Company on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or the Holder, and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission.  The Company and the Holder agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations.  The amount paid or payable by the Holder as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof.  In no case, however, shall a Holder be responsible for a portion of the contribution obligation in excess of the net proceeds to such Holder of securities sold as contemplated herein.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(l)           Eligibility to Use Form F-3; Reports. The Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company further agrees to file all reports required to be filed by the Company with the Commission in a timely manner so as to maintain its eligibility for the use of Form F-3.  The Company shall issue a press release describing the material terms of the transaction contemplated hereby as soon as practicable following the Issue Date but in no event more than four (4) Business Days following the Issue Date, which press release shall be subject to prior review by the Holder.

(m)           Rule 144 and Rule 144A.  The Company shall (a) use commercially reasonable efforts to timely file all reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and (b) take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, (ii) Rule 144A or (iii) any similar rule or regulation hereafter adopted by the Commission.

(n)           No Integration. The Company shall not make any offers or sales of any security under circumstances that would require registration of Warrant Shares being offered or sold hereunder under the Securities Act or cause the offering of the Warrant Shares to be integrated with any other offering of securities by the Company for the purpose of any shareholder approval provision applicable to the Company or its securities.

10.           No Impairment. The Company shall not, by amendment of its Memorandum of Association or Articles of Association, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11.           No Waiver.  Notwithstanding any provision herein to the contrary, nothing herein shall be construed to limit, waive, amend or alter the terms and provisions of the Loan Agreement or the other Loan Documents or any rights or remedies available to Eastgate in its capacity as creditor of the Credit Parties thereunder.  This restriction shall terminate only at such time as the Credit Parties have paid in full any and all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) under the Loan Agreement, and all financing arrangements under the Loan Agreement among the Lender and the Credit Parties have terminated pursuant to the terms of the Loan Agreement and the other Loan Documents and no disputes remain outstanding with respect thereto.

12.           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or electronic mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	Elbit Imaging Ltd. 2 Weitzman Street Tel Aviv 64239, Israel Facsimile: +972-3-608-6050 E-mail: tals@elbitimaging.com Attention: Tal Shani, Corporate Secretary
with a copy to:	E-mail: zvim@elbitimaging.com Attention: Zvi Maayan, General Counsel
If to the Holder:	Eastgate Property, LLC c/o NCH Capital Inc. 712 Fifth Avenue, 46th Floor New York, New York 10019 Facsimile: 212-641-3201 E-mail: Attention: Gregory Katz
with a copy to:	Fulbright & Jaworski L.L.P. 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2623 Facsimile: 202-662-4643 E-mail: alachenmayr@fulbright.com Attention: Andrea Lachenmayr

13.           Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.           Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.           Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16.           Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.           No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.           Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.  The preamble of this Warrant and the Exhibits attached hereto are integral parts of this Warrant.

19.           Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.           Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.           Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.

22.           Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding; provided, however, that nothing herein shall limit the right of the Holder to bring proceedings against the Company or its subsidiaries in the courts of any other jurisdiction.  Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23.           Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24.           Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25.           No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the date first set forth above.

ELBIT IMAGING LTD.
By: /s/ Zvi Maayan Name: Zvi Maayan Title: General Counsel

Accepted and agreed,
EASTGATE PROPERTY, LLC
By: /s/ Gregory Katz Name: Gregory Katz Title:

Signature Page to Warrant

EXHIBIT A

NOTICE OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE
THIS WARRANT TO PURCHASE ORDINARY SHARES

ELBIT IMAGING LTD

The undersigned holder hereby exercises the right to purchase a percentage of the Ordinary Shares (“Warrant Shares”) of ELBIT IMAGING LTD, an Israeli Corporation (the “Company”) evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise price shall be made as:

                 a “Cash Exercise” with respect to                  Warrant Shares, and/or

                 a “Cashless Exercise” with respect to                  Warrant Shares.

2.           Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in accordance with the terms of the Warrant, as follows:

__________ to the Company in cash in the sum of $_______; and/or

__________ by way of set-off or release of debt as detailed below (lender, borrower, agreement, amount of principal and accrued interest):

_________________________________________________________

______________________________________________________

Date:                        ,

EASTGATE PROPERTY, LLC By: Name: Title:

EXHIBIT B

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received,                                            hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Warrant to purchase the number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Warrant , and does hereby irrevocably constitute and appoint                                            attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrant Shares

If said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.
Date: ,	Signature: ______________________________________